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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1998 included in the annual report on Form 10-K of Eagle Geophysical, Inc., for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                       KPMG



Plymouth, England
July 30, 1998